Consent of Independent Accountants
                       ----------------------------------


The Board of Directors
Summit Technology, Inc.

We consent to incorporation by reference in the registration statements (No. 33-25169), (No. 33-41451), (No. 33-49162), (No. 33-79158) and (No. 333-03765) on
Forms S-8, S-8, S-8, S-3 and S-3, respectively, of Summit Technology, Inc. of our report dated February 27, 1997, relating to the consolidated balance sheets of Summit Technology, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1996, which reports appear in the December 31, 1996 annual report on Form 10-K of Summit Technology, Inc.

                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG PEAT MARWICK LLP


Boston, Massachusetts
February 27, 1997